CORRECTING AND REPLACING i3 Verticals Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results
Announces Public Sector Acquisition and Inducement Equity Grants

CORRECTION...by i3 Verticals, Inc.

NASHVILLE, Tenn.--(BUSINESS WIRE)— In the last bullet, under Highlights for the fiscal fourth quarter and full fiscal year of 2020 vs. 2019 heading, the last sentence should read: The aggregate purchase price was $19.6 million in cash and an amount of contingent consideration, which is still being valued (instead of: The aggregate purchase price was $59.6 million in cash and an amount of contingent consideration, which is still being valued).

The updated release reads:

i3 VERTICALS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2020 FINANCIAL RESULTS
Announces Public Sector Acquisition and Inducement Equity Grants

NASHVILLE, Tenn. (November 19, 2020) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2020.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased with our fourth quarter results and the sequential improvement we saw from the third quarter. We continued to execute on our M&A strategy and have completed seven acquisitions since July 1, 2020, all of which are software companies. Our financial results continued to improve, and our payment volume continued to recover, despite COVID-19 related challenges in specific verticals such as Education. We are confident in our ability to deliver solid financial results in 2021 and to capitalize on the significant opportunities ahead of us.

“We are also excited that on November 17, 2020, we closed our most recent acquisition, ImageSoft, which further enhances our product offering to the Public Sector market. ImageSoft sells products that eliminate paper-based systems by creating integrated electronic workflows for courts and government agencies. ImageSoft is an ideal strategic fit, and we are very optimistic about how they will help us deliver cutting-edge products to our Public Sector customers.”

Highlights for the fiscal fourth quarter and full fiscal year of 2020 vs. 2019
•Fourth quarter revenue was $38.3 million, a decrease of 65% over the prior year's fourth quarter; Full year revenue was $150.1 million, a decrease of 60% over the prior year. Results for 2020 reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers1.
•Fourth quarter adjusted net revenue2, which excludes acquisition revenue adjustments and interchange and related network fees, was $38.4 million, a decrease of 5% over the prior year's fourth quarter; Full year adjusted net revenue2 was $151.0 million, an increase of 10% over the prior year.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
•Fourth quarter net loss was $2.0 million; Full year net loss was $1.0 million.
•Fourth quarter net loss attributable to i3 Verticals, Inc. was $0.7 million; Full year net loss attributable to i3 Verticals, Inc. was $0.4 million.
•Fourth quarter adjusted EBITDA2 was $9.7 million, a decrease of 17% over the prior year's fourth quarter; Full year adjusted EBITDA2 was $38.6 million, a decrease of less than 1% over the prior year.
•Fourth quarter adjusted EBITDA2 as a percentage of adjusted net revenue2 was 25%, compared to 29% in the prior year's fourth quarter; Full year adjusted EBITDA2 as a percentage of adjusted net revenue2 was 26%, compared to 28% in the prior year.

•Fourth quarter diluted net loss per share available to Class A common stock was $0.06, compared to $0.07 in the prior year's fourth quarter; Full year diluted net loss per share available to Class A common stock was $0.03, compared to $0.29 in the prior year.
•Fourth quarter and full year ended September 30, 2020 pro forma adjusted diluted earnings per share2, which gives pro forma effect to the Company's going forward effective tax rate, was $0.20 and $0.77, respectively, compared to $0.24 and $0.83 for the fourth quarter and full year ended September 30, 2019, respectively. Integrated payments3 were 57% and 55% of payment volume for the three months and full year ended September 30, 2020, respectively.

•At September 30, 2020, the ratio of consolidated total debt-to-EBITDA, as defined in the Company's Senior Secured Credit Facility, was 2.59x.

•As previously announced in our press release dated October 5, 2020, the Company completed the acquisition of three companies that strengthen its vertical focus. The first acquisition is within the Company’s Public Sector vertical and provides software services to public safety and law enforcement customers. The second acquisition is within the Company’s Healthcare vertical and offers medical billing and other software. The final acquisition offers proprietary technology that will augment the Company’s existing platform across several verticals. The aggregate purchase price was $19.6 million in cash and an amount of contingent consideration, which is still being valued.

1.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. This change in presentation affected our reported revenues and operating expenses for the fiscal fourth quarter and year ended September 30, 2020, by the same amount and had no effect on our income from operations.
2.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
3.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

Acquisition of ImageSoft
On November 17, 2020, the Company completed the acquisition of substantially all of the assets of ImageSoft, Inc. for a purchase price of $40.0 million in cash and an amount of contingent consideration, which is still being valued. They sell a combination of proprietary and third-party software, which eliminates paper-based systems by creating integrated electronic workflows for courts and government agencies.

In accordance with Nasdaq Listing Rule 5635(c)(4), the Company has granted equity awards under its 2020 Acquisition Equity Incentive Plan to the new employees who agreed to join the Company in connection with the November 17, 2020 acquisition. The Company granted options to purchase a total of 250,000 shares of the Company’s Class A common stock to 140 employees as a material inducement to enter into employment with the Company. These stock options will vest ratably over three years, subject to the employees’ continued service to the Company through each applicable vesting date. The stock options have an exercise price equal to $25.31, the closing price per share of the Company’s Class A common stock as reported by Nasdaq on the date of closing.

2021 Outlook
The COVID-19 pandemic has created significant uncertainty in the economy and the extent to which the COVID-19 pandemic will impact the Company's future results is difficult to reasonably estimate at this time. Therefore, the Company is not providing a financial outlook for the fiscal year ending September 30, 2021.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
Conference Call
The Company will host a conference call on Friday, November 20, 2020, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (929) 477-0577 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on November 20, 2020, through November 27, 2020, by dialing (719) 457-0820 and entering Confirmation Code 4271451.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 to 13 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers integrated payment and software solutions to small- and medium-sized businesses (“SMBs”) and other organizations in strategic vertical markets, such as education, non-profit, the public sector, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $14.4 billion in total payment volume for the 12 months ended September 30, 2020.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking
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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the anticipated impact to the Company’s business operations, payment volume and volume attrition due to the global pandemic of a novel strain of the coronavirus (COVID-19); (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into the Company's services; (xvi) potential degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xix) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; (xxii) risks related to the accounting method for the Company’s 1.0% Exchangeable Senior Notes due February 15, 2025 (the “Exchangeable Notes”); (xxiii) the ability to raise the funds necessary to settle exchanges of the Exchangeable Notes or to repurchase the Exchangeable Notes upon a fundamental change; (xxiv) risks related to the conditional exchange feature of the Exchangeable Notes; and (xxv) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2019 and in our subsequent filings. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson
Chief Financial Officer
(615) 988-9890
cwhitson@i3verticals.com

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended September 30,			Year ended September 30,
	2020	2019	% Change	2020	2019	% Change
	(unaudited)	(unaudited)		(unaudited)

Revenue	$38,272	$108,562	(65)%	$150,134	$376,307	(60)%

Operating expenses
Interchange and network fees(1)		69,090	(100)%		242,867	(100)%
Other costs of services	12,356	12,823	(4)%	47,230	44,237	7%
Selling general and administrative	20,117	18,438	9%	78,323	62,860	25%
Depreciation and amortization	4,549	4,689	(3)%	18,217	16,564	10%
Change in fair value of contingent consideration	52	1,653	(97)%	(1,409)	3,389	n/m
Total operating expenses	37,074	106,693	(65)%	142,361	369,917	(62)%

Income from operations	1,198	1,869	(36)%	7,773	6,390	22%

Other expenses
Interest expense, net	2,305	2,017	14%	8,926	6,004	49%
Other expense	1,792	—	n/m	2,621	—	n/m
Total other expenses	4,097	2,017	103%	11,547	6,004	92%

(Loss) income before income taxes	(2,899)	(148)	1,859%	(3,774)	386	(1,078)%

Benefit from income taxes	(877)	(175)	401%	(2,795)	(177)	1,479%

Net (loss) income	(2,022)	27	(7589)%	(979)	563	(274)%

Net (loss) income attributable to non-controlling interest	(1,371)	957	n/m	(560)	3,608	n/m
Net loss attributable to i3 Verticals, Inc.	$(651)	$(930)	(30)%	$(419)	$(3,045)	(86)%

Net loss per share available to Class A common stock:
Basic	$(0.04)	$(0.07)		$(0.03)	$(0.29)
Diluted	$(0.06)	$(0.07)		$(0.03)	$(0.29)
Weighted average shares of Class A common stock outstanding(1):
Basic	15,780,082	14,159,957		14,833,378	10,490,981
Diluted	28,069,996	14,159,957		27,429,801	10,490,981
n/m = not meaningful
__________________________
1.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended September 30,			Year ended September 30,
	2020	2019	% Change	2020	2019	% Change

Adjusted net revenue (non-GAAP)	$38,426	$40,565	(5)%	$150,958	$137,597	10%
Adjusted EBITDA (non-GAAP)	9,682	11,726	(17)%	38,557	38,745	—%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.20	$0.24	(17)%	$0.77	$0.83	(7)%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2020	2019	2020	2019

Payment volume(1)	$3,979,593	$3,848,579	$14,377,148	$13,144,458
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$24,759	$13,924	$(411)	$38,272

Operating expenses
Other costs of services	10,962	1,805	(411)	12,356
Selling general and administrative	6,276	7,335	6,506	20,117
Depreciation and amortization	2,774	1,603	172	4,549
Change in fair value of contingent consideration	(400)	452	—	52
Income (loss) from operations	$5,147	$2,729	$(6,678)	$1,198

Payment volume	$3,614,766	$364,827	$—	$3,979,593

	For the Year Ended September 30, 2020(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$100,949	$50,953	$(1,768)	$150,134

Operating expenses
Other costs of services	43,940	5,057	(1,767)	47,230
Selling general and administrative	26,376	28,187	23,760	78,323
Depreciation and amortization	11,796	5,723	698	18,217
Change in fair value of contingent consideration	(4,691)	3,282	—	(1,409)
Income (loss) from operations	$23,528	$8,704	$(24,459)	$7,773

Payment volume	$13,553,263	$823,885	$—	$14,377,148
________
1.Effective July 1, 2020, the Company reassigned a component from the Proprietary Software and Payments segment to the Merchant Services segment to better align the Company's business within its segments. The prior period comparatives have been retroactively adjusted to reflect the Company's current segment presentation.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. Segment Summary (continued)
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2019(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$95,584	$12,978	$—	$108,562

Operating expenses
Interchange and network fees	66,940	2,150	—	69,090
Other costs of services	11,713	1,110	—	12,823
Selling general and administrative	7,129	5,916	5,393	18,438
Depreciation and amortization	3,223	1,306	160	4,689
Change in fair value of contingent consideration	895	758	—	1,653
Income (loss) from operations	$5,684	$1,738	$(5,553)	$1,869

Payment volume	$3,666,707	$181,872	$—	$3,848,579

	For the Year Ended September 30, 2019(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$338,968	$37,339	$—	$376,307

Operating expenses
Interchange and network fees	236,170	6,697	—	242,867
Other costs of services	41,487	2,750	—	44,237
Selling general and administrative	27,275	17,059	18,526	62,860
Depreciation and amortization	12,221	3,790	553	16,564
Change in fair value of contingent consideration	(477)	3,866	—	3,389
Income (loss) from operations	$22,292	$3,177	$(19,079)	$6,390

Payment volume	$12,533,107	$611,351	$—	$13,144,458
________
1.Effective July 1, 2020, the Company reassigned a component from the Proprietary Software and Payments segment to the Merchant Services segment to better align the Company's business within its segments. The prior period comparatives have been retroactively adjusted to reflect the Company's current segment presentation.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 30,	September 30,
	2020	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$15,568	$1,119
Accounts receivable, net	17,538	15,335
Prepaid expenses and other current assets	4,869	4,117
Total current assets	37,975	20,571

Property and equipment, net	5,339	5,026
Restricted cash	5,033	2,081
Capitalized software, net	16,989	15,454
Goodwill	187,005	168,284
Intangible assets, net	109,233	107,419
Deferred tax asset	36,755	28,138
Other assets	5,197	2,329
Total assets	$403,526	$349,302

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	3,845	3,438
Accrued expenses and other current liabilities	24,064	21,560
Deferred revenue	10,986	10,237
Total current liabilities	38,895	35,235

Long-term debt, less current portion and debt issuance costs, net	90,758	139,298
Long-term tax receivable agreement obligations	27,565	23,204
Other long-term liabilities	6,140	9,124
Total liabilities	163,358	206,861

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share,10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2020 and 2019	—	—
Class A common stock, par value $0.0001 per share,150,000,000 shares authorized; 18,864,143 and 14,444,115 shares issued and outstanding as of September 30, 2020 and 2019, respectively	2	1
Class B common stock, par value $0.0001 per share,40,000,000 shares authorized; 11,900,621 and 12,921,637 shares issued and outstanding as of September 30, 2020 and 2019, respectively	1	1
Additional paid-in-capital	157,598	82,380
Accumulated deficit	(2,023)	(2,309)
Total stockholders' equity	155,578	80,073
Non-controlling interest	84,590	62,368
Total equity	240,168	142,441
Total liabilities and stockholders' equity	$403,526	$349,302

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)

	Year ended September 30,
	2020	2019
	(unaudited)

Net cash provided by operating activities	$23,720	$26,597
Net cash used in investing activities	$(35,431)	$(143,728)
Net cash provided by financing activities	$29,112	$119,094

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2020	2019	2020	2019
Net (loss) income attributable to i3 Verticals, Inc.	$(651)	$(930)	$(419)	$(3,045)
Net (loss) income attributable to non-controlling interest	(1,371)	957	(560)	3,608
Non-GAAP Adjustments:
(Benefit from) provision for income taxes	(877)	(175)	(2,795)	(177)
Financing-related expenses(1)	43	—	286	—
Non-cash change in fair value of contingent consideration(2)	52	1,653	(1,409)	3,389
Equity-based compensation(3)	3,002	2,002	10,452	6,124
Acquisition revenue adjustments(4)	154	1,093	824	4,157
Acquisition-related expenses(5)	508	412	1,811	1,859
Acquisition intangible amortization(6)	3,624	3,819	14,497	13,570
Non-cash interest expense(7)	1,429	102	3,844	873
Other taxes(8)	176	8	365	262
Other expenses related to adjustments of liabilities under Tax Receivable Agreement(9)	323	—	323	—
Non-cash loss on Exchangeable Note repurchases(10)	1,469	—	2,297	—
COVID-19 related expenses(11)	—	—	239	—
Non-GAAP pro forma adjusted income before taxes	7,881	8,941	29,755	30,620
Pro forma taxes at effective tax rate(12)	(1,970)	(2,235)	(7,439)	(7,655)
Pro forma adjusted net income(13)	$5,911	$6,706	$22,316	$22,965
Cash interest expense, net(14)	876	1,915	5,082	5,131
Pro forma taxes at effective tax rate(12)	1,970	2,235	7,439	7,655
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(15)	925	870	3,720	2,994
Adjusted EBITDA	$9,682	$11,726	$38,557	$38,745
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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense consisted of $3,002 and $10,452 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months and year ended September 30, 2020, respectively, and $2,002 and $6,124 during the three months and year ended September 30, 2019, respectively.
4.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included.
9.Under our Tax Receivable Agreement we have a liability equal to 85% of certain deferred tax assets resulting from an increase in the tax basis of our investment in i3 Verticals, LLC. Other expenses related to adjustments of liabilities under our Tax Receivable Agreement relate to the remeasurement of the underlying deferred tax asset for changes in estimated income tax rates.
10.Non-cash loss on Exchangeable Note repurchases reflects the loss on retirement of debt the Company recorded during the relevant periods due to the carrying value exceeding the fair value of the repurchased portion of the 1.0% Exchangeable Senior Notes due 2025 (the “Exchangeable Notes”) at the dates of repurchases.
11.COVID-19 related expenses reflects incremental expenses incurred as a result of the COVID-19 pandemic, including employee severance expenses and legal expenses.
12.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.0% for 2020 and 2019, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
13.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company’s Class A common stock.
14.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
15.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2020 Financial Results

November 19, 2020
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2020	2019	2020	2019
Diluted net loss available to Class A common stock per share	$(0.06)	$(0.07)	$(0.03)	$(0.29)
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.20	$0.24	$0.77	$0.83
Pro forma adjusted net income(2)	$5,911	$6,706	$22,316	$22,965
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	29,390,270	28,485,235	28,814,308	27,640,495
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,289,914 and 12,596,423 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,320,274 and 1,384,507 shares of unvested Class A common stock and options for the three months and year ended September 30, 2020, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,921,637 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,403,641 and 1,292,659 shares of unvested Class A common stock and options for the for the three months and year ended September 30, 2019, respectively.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2020	2019	2020	2019
Revenue	$38,272	$108,562	$150,134	$376,307
Acquisition revenue adjustments(1)	154	1,093	824	4,157
Interchange and network fees(2)		(69,090)		(242,867)
Adjusted Net Revenue	$38,426	$40,565	$150,958	$137,597
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
2.Effective October 1, 2019, our revenues are presented net of interchange and network fees in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

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